Exhibit 21 - Subsidiaries of the Registrant





Wholly-Owned Subsidiaries                   State of Incorporation/Formation
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First National Bank of Muscatine                        Iowa
First National Bank in Fairfield                        Iowa
Iowa First Capital Trust I                              Delaware



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